Exhibit 99.1

INVESTOR CONTACT: Kate Patterson Websense, Inc. (858) 320-8072 kpatterson@websense.com	MEDIA CONTACT: Cas Purdy Websense, Inc. (858) 320-9493 cpurdy@websense.com

N E W S   R E L E A S E

Websense Announces Doug Wride to Resume CFO Responsibilities

SAN DIEGO, March 12, 2009 — Websense, Inc. (NASDAQ: WBSN), a leader in secure Web gateway and data loss prevention technologies, announced today that Doug Wride will resume the duties of chief financial officer (CFO), a position he held from 1999 until August 2007, in addition to his current role as president and chief operating officer. Dudley Mendenhall, who has served as the company’s chief financial officer since August 2007, has resigned effective March 27, 2009, to pursue other opportunities. The company has initiated a search for a new CFO.

“We wish Dudley all the best in his future endeavors. He served as CFO during an important phase of our development and played a key role in the acquisition of SurfControl. He also developed a strong team of financial managers,” commented Gene Hodges, Websense chief executive officer. “Doug Wride’s long tenure with the company, combined with the depth of talent in our financial and accounting teams, will result in a seamless transition of responsibilities.”

Wride joined Websense in 1999 as chief financial officer and served in that role until August 2007. Under Wride’s financial leadership, Websense completed its initial public offering in March 2000, and grew annual revenue from less than $10 million to more than $200 million. He was appointed president in April 2007, and added the title of chief operating officer in January 2009 in recognition of the expanded scope of his responsibilities. Since 2007, he has focused on generating operating efficiencies through the integration of the SurfControl business and further developing the company’s solution provider relationships and distribution channels.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in integrated Web, data and email security solutions, provides Essential Information Protection™ for more than 43 million employees at organizations worldwide. Distributed through its global network of channel partners, Websense software and hosted security solutions help organizations block malicious code, prevent the loss of confidential information and enforce Internet use and security policies. For more information, visit www.websense.com

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This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding future product offerings; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks relating to execution of growth initiatives, customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at http://www.sec.gov. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.